Exhibit 10.1

EXECUTION VERSION

COOPERATION AND SETTLEMENT AGREEMENT

This Cooperation and Settlement Agreement (this “Agreement”), dated as of April 8, 2021, is by and among Thomas Wetherald (“Wetherald”), Tobias Welo (“Welo”), Mary Pat Thompson (“Thompson”), Andrew McCormick (“McCormick”) and Sergey Vasnetsov (“Vasnetsov”, and together with Wetherald, Welo, Thompson and McCormick, the “Consent Participants”), on the one hand, and Taronis Fuels, Inc., a Delaware corporation (the “Company”), Robert Dingess (“Dingess”), Kevin Pollack (“Pollack”), William Staunton (“Staunton”) and Peter Molloy (“Molloy”, and together with Dingess, Pollack and Staunton, the “Original Directors”), on the other hand. Each of the Consent Participants, Original Directors and the Company are referred to herein as a “Party” and collectively, as the “Parties.”

RECITALS

WHEREAS, the Consent Participants filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2021 a definitive Consent Solicitation Statement on Schedule 14A relating to certain stockholder proposals as set forth therein (as amended or supplemented, the “Consent Statement”);

WHEREAS, on April 5, 2021, Wetherald and Welo delivered written consents (the “Consents”) to the Company, which they believe constitute written consents from the holders of a majority of the shares of the Company’s common stock outstanding as of February 12, 2021, approving each of the proposals set forth in the Consent Statement, including the removal, without cause, of each of the Original Directors and the election to the board of directors of the Company (the “Board”) of each of the Consent Participants;

WHEREAS, Wetherald and Welo have filed lawsuits in the Delaware Court of Chancery seeking, among other relief, clarification from the Court of the appropriate record date for the consent solicitation and of the composition of the Board; and

WHEREAS, the Company and Original Directors, on the one hand, and the Consent Participants, on the other hand, have determined to come to an agreement with respect to (a) the composition of the Board, (b) resolution of the lawsuits between the Parties, and (c) certain other matters in order to provide mutually for an orderly transition and implementation of the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1. Board of Directors. Immediately prior to the execution and delivery of this Agreement, (A) Dingess, Pollack and Staunton have tendered their resignations from the Board, with such resignations conditioned upon and to become effective by their terms upon the execution and delivery of this Agreement by all Parties, (B) all the members of both the Consent Participant Board and the Original Director Board have executed and delivered to the Company a written consent in the form attached hereto as Exhibit A, which, among other things, (i) increases the size of the Board from five (5) to six (6) directors in accordance with Section V.A. of the Amended and Restated Certificate of Incorporation of the Company, (ii) accepts the resignations of Dingess, Pollack and Staunton, effective upon the execution and delivery of this Agreement by all Parties, and (C) appoints each of Wetherald, Welo, Thompson, McCormick, Vasnetsov and Molloy to the Board, effective immediately after the execution and delivery of this Agreement by all Parties. For the avoidance of doubt, the foregoing matters (including the execution of the consent by all members of both the Consent Participant Board and the Original Director Board) are being undertaken in view of the disagreement as to the current composition of the Board so that, effective immediately after the execution and delivery of this Agreement, the Board will be comprised of Wetherald, Welo, Thompson, McCormick, Vasnetsov and Molloy, and none of the foregoing matters shall constitute a concession by the Original Directors that the delivery of the Consents was effective to remove them as directors or a concession on the part of any of the Consent Participants that the delivery of the Consents was not effective to remove the Original Directors and elect the Consent Participants to the Board.

2. Release of Claims; Agreement of Individuals Not to Sue.

(a) Notwithstanding anything to the contrary set forth in this Agreement, effective as of the date hereof, in consideration of the mutual agreements contained herein, and conditioned upon and subject to the prior occurrence of each of the matters specified in Section 1, the Consent Participants, on behalf of themselves individually and each of their past, present and future Affiliates and Associates (excluding, for the avoidance of doubt, the Company), trusts, representatives, spouses, immediate family members, estate planning vehicles, heirs, executors, administrators, trustees, agents, attorneys, insurers, domestic partners, successors and assigns (each, a “Consent Participant Releasing Party” and, collectively, the “Consent Participant Releasing Parties”), hereby absolutely, unconditionally and irrevocably release, acquit and forever discharge each of the Original Directors, and each of their respective present and future Affiliates, Associates, trusts, representatives, spouses, family members, estate planning vehicles, heirs, executors, administrators, agents, attorneys, insurers, domestic partners, successors and assigns (each, an “Original Director Released Party” and, collectively, the “Original Director Released Parties”) of and from any and all manner of action or inaction, cause or causes of action, litigation, arbitration or other proceeding, liabilities or damages (whether for compensatory, special, incidental or punitive damages, equitable relief or otherwise) of any kind or nature whatsoever, past, present or future, at law, in equity or otherwise, derivative or otherwise, whether known or unknown, whether fixed or contingent, whether concealed or hidden, whether disclosed or undisclosed, whether liquidated or unliquidated, whether foreseeable or unforeseeable, whether anticipated or unanticipated, whether suspected or unsuspected, which such Consent Participant Releasing Parties, or any of them, ever have had or ever in the future may have, directly or derivatively, against the Original Director Released Parties, or any of them, and which are based on acts, events or omissions relating to the Company occurring at any time up to and including the date hereof (the “Consent Participant Released Claims”); provided, however, that (i) the foregoing release shall not release, impair, or diminish any rights of the Company or of any other stockholders of the Company, (ii) the foregoing release shall not release, impair, or diminish, and the term “Consent Participant Released Claims” shall not include, in any respect any rights of any Consent Participant Releasing Party under this Agreement, and (iii) the foregoing release is given by the Consent Participant Releasing Parties solely in their individual capacities (including their capacities as stockholders) and not in their capacities as directors and shall not in any way affect, impair, limit, or preclude any Consent Participant Releasing Party in his or her capacity as a director of the Company from acting in accordance with his or her fiduciary duties or otherwise in accordance with applicable law, including in relation to any claims, causes of action, litigation, actions, suits, arbitrations, or other proceedings by or on behalf of the Company. The Consent Participant Releasing Parties acknowledge that the foregoing waiver of any unknown claims and its inclusion in the definition of Consent Participant Released Claims were separately bargained for and is a material element of this Agreement.

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(b) Notwithstanding anything to the contrary set forth in this Agreement, effective as of the date hereof, in consideration of the mutual agreements contained herein, and conditioned upon and subject to the prior occurrence of each of the matters specified in Section 1, the Original Directors, on behalf of themselves individually and each of their past, present and future Affiliates and Associates (excluding, for the avoidance of doubt, the Company), trusts, representatives, spouses, immediate family members, estate planning vehicles, heirs, executors, administrators, trustees, agents, attorneys, insurers, domestic partners, successors and assigns (each, an “Original Director Releasing Party” and, collectively, the “Original Director Releasing Parties”), hereby absolutely, unconditionally and irrevocably release, acquit and forever discharge each of the Consent Participants, and each of their respective present and future Affiliates, Associates, trusts, representatives, spouses, family members, estate planning vehicles, heirs, executors, administrators, agents, attorneys, insurers, domestic partners, successors and assigns (each, an “Consent Participant Released Party” and, collectively, the “Consent Participant Released Parties”) of and from any and all manner of action or inaction, cause or causes of action, litigation, arbitration or other proceeding, liabilities or damages (whether for compensatory, special, incidental or punitive damages, equitable relief or otherwise) of any kind or nature whatsoever, past, present or future, at law, in equity or otherwise, derivative or otherwise, whether known or unknown, whether fixed or contingent, whether concealed or hidden, whether disclosed or undisclosed, whether liquidated or unliquidated, whether foreseeable or unforeseeable, whether anticipated or unanticipated, whether suspected or unsuspected, which such Original Director Releasing Parties, or any of them, ever have had or ever in the future may have, directly or derivatively, against the Consent Participant Released Parties, or any of them, and which are based on acts, events or omissions relating to the Company occurring at any time up to and including the date hereof (the “Original Director Released Claims”); provided, however, that (i) the foregoing release shall not release, impair, or diminish any rights of the Company or of any other stockholders of the Company, (ii) the foregoing release shall not release, impair, or diminish, and the term “Original Director Released Claims” shall not include, in any respect any rights of any Original Director Releasing Party under this Agreement, and (iii) the foregoing release is given by the Original Director Releasing Parties solely in their individual capacities (including their capacities as stockholders) and not in their capacities as directors and shall not in any way affect, impair, limit, or preclude any Original Director Releasing Party in his capacity as a director of the Company from acting in accordance with his fiduciary duties or otherwise in accordance with applicable law, including in relation to any claims, causes of action, litigation, actions, suits, arbitrations, or other proceedings by or on behalf of the Company. The Original Director Releasing Parties acknowledge that the foregoing waiver of any unknown claims and its inclusion in the definition of Original Director Released Claims were separately bargained for and is a material element of this Agreement.

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(c) The Consent Participant Releasing Parties covenant not to sue, or encourage anyone else to sue any of the Original Director Released Parties, with respect to any of the Consent Participant Released Claims, including, without limitation, not to commence a derivative action with respect to the Consent Participant Released Claims; provided, however, that (i) the foregoing covenant not to sue is given by the Consent Participant Releasing Parties solely in their individual capacities (including their capacities as stockholders) and not in their capacities as directors and shall not in any way affect, impair, limit, or preclude any Consent Participant Releasing Party in his or her capacity as a director of the Company from acting in accordance with his or her fiduciary duties or otherwise in accordance with applicable law, including in relation to any claims, causes of action, litigation, actions, suits, arbitrations, or other proceedings by or on behalf of the Company.

(d) The Original Director Releasing Parties covenant not to sue, or encourage anyone else to sue any of the Consent Participant Released Parties, with respect to any of the Original Director Released Claims, including, without limitation, not to commence a derivative action with respect to the Original Director Released Claims; provided, however, that (i) the foregoing covenant not to sue is given by the Original Director Releasing Parties solely in their individual capacities (including their capacities as stockholders) and not in their capacities as directors and shall not in any way affect, impair, limit, or preclude any Original Director Releasing Party in his capacity as a director of the Company from acting in accordance with his fiduciary duties or otherwise in accordance with applicable law, including in relation to any claims, causes of action, litigation, actions, suits, arbitrations, or other proceedings by or on behalf of the Company.

(e) Each of the Consent Participants and Original Directors acknowledges that her or she has been advised by his or her attorneys concerning, and is familiar with, California Civil Code Section 1542 (“Section 1542”) and expressly waives any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, which is similar, comparable, or equivalent to the provisions of Section 1542, including that provision itself, which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Parties acknowledge that inclusion of the provisions of this Section 1542 waiver in this Agreement was a material and separately bargained for element of this Agreement.

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3. Representations and Warranties of the Company. The Company represents and warrants to the Original Directors and Consent Participants as follows: (a) the Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated by this Agreement; (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, and assuming due execution by each counterparty hereto, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms, except as enforcement of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the right of creditors and subject to general equity principles; and (c) the execution, delivery and performance of this Agreement by the Company does not and will not (i) violate or conflict with the organizational and governing documents of the Company, (ii) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company, or (iii) to the actual knowledge of the Company, without any duty of further inquiry, result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any material contract to which the Company is a party or by which it is bound, in each case other than any such consequences that may arise in connection with the matters described under the section of the definitive Consent Revocation Statement filed by the Company with the SEC on March 10, 2021 entitled “Certain Agreements”.

4. Representations and Warranties of the Original Directors. Each Original Director represents and warrants to the Company and the Consent Participants that, except as otherwise expressly set forth in, or permitted pursuant to, this Agreement, (a) such Original Director has the power and authority and requisite legal capacity to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind such Original Director hereto and thereto; (b) this Agreement has been duly authorized, executed and delivered by such Original Director, and assuming due execution each counterparty hereto, is a valid and binding obligation of such Original Director, enforceable against such Original Director in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; and (c) the execution, delivery and performance of this Agreement by such Original Director does not and will not violate or conflict with any law, rule, regulation, order, judgment or decree applicable to such Original Director.

5. Representations and Warranties of the Consent Participants. Each Consent Participant represents and warrants to the Company and the Original Directors that, except as otherwise expressly set forth in, or permitted pursuant to, this Agreement, (a) such Consent Participant has the power and authority and requisite legal capacity to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind such Consent Participant hereto and thereto; (b) this Agreement has been duly authorized, executed and delivered by such Consent Participant, and assuming due execution by each counterparty hereto, is a valid and binding obligation of such Consent Participant, enforceable against such Consent Participant in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; and (c) the execution, delivery and performance of this Agreement by such Consent Participant does not and will not violate or conflict with any law, rule, regulation, order, judgment or decree applicable to such Consent Participant.

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6. Mutual Non-Disparagement. Subject to applicable law, each Party covenants and agrees that, during the Standstill Period, neither such Party nor any of his, her or its subsidiaries, Affiliates, successors, assigns, principals, partners, members, general partners, officers, key employees, family members and estate planning vehicles, or directors (collectively, “Representatives”), shall in any way, directly or indirectly, in any capacity or manner, whether written or oral, electronically or otherwise (including, without limitation, in a television, radio, internet, newspaper, magazine interview, or otherwise through the press, media, analysts or other Persons or in any document or report filed with the SEC), publicly disparage, impugn, make ad hominem attacks on or otherwise defame or slander or make, express, transmit, speak, write, verbalize or otherwise publicly communicate in any way (or cause, further, assist, solicit, encourage, support or participate in any of the foregoing), any public communication or statement of any kind, whether verbal, in writing, electronically transferred or otherwise, that might reasonably be construed to disparage, derogate or impugn, any other Party or such other Party’s Representatives (including any current officer or director of a Party or a Parties’ subsidiaries who no longer serves in such capacity following the execution of this Agreement), employees, stockholders (solely in their capacity as stockholders of the applicable Party), or any of their businesses, products or services, in any manner that would reasonably be expected to damage the business, or reputation of such other Party or of its Representatives (including former officers and directors), directors (or former directors), employees, stockholders (solely in their capacity as stockholders of such Party); provided that, with respect to any litigation, arbitration or other proceeding between or involving any of the Parties, nothing in this Section 6 shall prevent any of the Parties from disclosing any facts or circumstances with respect to any such litigation, arbitration or other proceeding or from testifying truthfully or complying with discovery obligations, including document and interrogatory discovery, in any such litigation, arbitration or other proceeding. The Consent Participants and Molloy are entering into and agreeing to the provisions of this Section 6 solely in their individual capacities (including their capacities as stockholders) and not in their capacities as directors and this Section 6 shall not in any way affect, impair, limit, or preclude any of them in the capacity as a director of the Company from acting in accordance with his or her fiduciary duties or otherwise in accordance with applicable law, including in relation to any claims, causes of action, litigation, actions, suits, arbitrations, or other proceedings by or on behalf of the Company. Nothing in this Section 6 shall affect, impair, limit, or preclude the Company or any stockholders of the Company other than the Consent Participants and the Original Directors from commencing or prosecuting litigation or arbitration in good faith, including making truthful allegations in pleadings and court or arbitration filings. This Section 6 shall not limit any Party’s ability to comply with any subpoena or other legal process or respond to a request for information from any governmental authority with jurisdiction over the party from whom information is sought.

7. Public Announcement.

(a) Promptly following the execution of this Agreement, the Company shall issue a joint press release with the Consent Participants substantially in the form attached to this Agreement as Exhibit B (the “Press Release”), with such modifications, if any, as may be mutually agreed between the Original Directors and the Consent Participants, and (i) the Company shall file a Current Report on Form 8-K, which shall be in form and substance reasonably acceptable to the Original Directors and the Consent Participants (for the avoidance of doubt, nothing herein shall prohibit the Company from complying with its obligation to file such Current Report by the deadline therefor) and (ii) Wetherald, Welo and Thompson shall file an amendment to their Schedule 13D announcing this Agreement and the withdrawal of the Consent Statement, which shall be in form and substance reasonably acceptable to the Original Directors and the Consent Participants (for the avoidance of doubt, nothing herein shall prohibit Wetherald, Welo and Thompson from complying with their obligation to file such amendment by the deadline therefor).

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(b) None of the Company, the Original Directors, the Consent Participants or any of their respective Affiliates, Associates, family members or estate planning vehicles, will issue a separate press release in connection with this Agreement, other than as mutually agreed by the Original Directors and the Consent Participants.

8. Standstill. During the Standstill Period, the Original Directors shall not, and shall cause their Affiliates not to, directly or indirectly, absent prior express written invitation or authorization by the Board granted after the date of this Agreement:

(a) solicit proxies, designations or written consents of stockholders, or conduct any binding or nonbinding referendum with respect to shares of the Company’s common stock, or encourage or participate in any campaign to withhold proxies or votes for director nominees recommended by the Board, or make or in any way participate in any “solicitation” of any “proxy” within the meaning of Rule 14a-1 promulgated by the SEC under the Exchange Act (but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv) from the definition of “solicitation”) to vote or withhold the vote of any shares of the Company’s common stock with respect to any matter, or become a “participant” in any contested solicitation for the election of directors with respect to the Company (as such terms are defined or used in the Exchange Act and the rules promulgated thereunder), other than solicitations or acting as a “participant” in support of the recommendations of the Board;

(b) (i) seek, alone or in concert with others, election or appointment to, or representation on, the Board or nominate or propose the nomination of, or recommend the nomination of, any candidate to the Board, (ii) seek, alone or in concert with others, the removal of any member of the Board, except as expressly set forth herein, or (iii) seek to call, request the call, join with any other stockholder in a request to call or call, a special meeting of the Company’s stockholders;

(c) form, join, or in any other way participate in, a “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to shares of the Company’s common stock, or deposit any shares of the Company’s common stock in a voting trust or similar arrangement, or subject any shares of the Company’s common stock to any voting agreement or pooling arrangement, or grant any proxy, designation or consent with respect to any shares of the Company’s common stock (other than to a designated representative of the Company pursuant to a proxy or consent solicitation on behalf of the Board), other than solely with one or more Affiliates of the applicable Original Director with respect to shares of the Company’s common stock acquired in compliance with Section 8(e) below or to the extent such a group may be with the Company or any of its Affiliates;

(d) make or be the proponent of any nomination or stockholder proposal (whether pursuant to Rule 14a-8 under the Exchange Act or otherwise), or encourage any nomination or stockholder proposal, at any meeting of the Company stockholders or in connection with any action in lieu of a meeting;

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(e) acquire, or offer, seek or agree to acquire, by purchase or otherwise, beneficial ownership of any shares of the Company’s common stock if, in any such case, immediately after taking such action, the applicable Original Director together with his Affiliates, would, in the aggregate, beneficially own more than 5.0% of the then outstanding shares of the Company’s common stock;

(f) propose, offer or participate in (i) any effort to acquire the Company or any of its subsidiaries or any material assets or operations of the Company or any of its subsidiaries, (ii) any effort to engage in a transaction or enter into any agreement that would result in beneficial ownership by any person or entity or group (as defined in Section 13(d)(3) of the Exchange Act) of more than 30% of the outstanding shares of the Company’s common stock at any time or outstanding voting power of the Company at any time, (iii) any tender offer, exchange offer, merger, acquisition, share exchange or other business combination involving the Company or any of its subsidiaries, (iv) any effort with respect to share repurchases, dividends or self-tenders, other than as recommended by the Company, (v) any plan or proposal that would relate to any of the items listed in Item 4 of Schedule 13D promulgated under the Exchange Act (except as contemplated hereby), or (vi) any recapitalization, restructuring, liquidation, disposition, dissolution or other extraordinary transaction involving the Company, any of its subsidiaries or any material portion of their businesses;

(g) seek to advise, encourage, support or influence any person with respect to the voting, giving or withholding of any proxy, consent, or other authority with respect to the shares of the Company’s common stock (except that nothing herein shall restrict an Original Director or his Affiliates from providing such advice, encouragement, support or influence (i) that is consistent with the Company’s recommendations on such matters or (ii) voting, giving or withholding of any proxy, consent, or other authority);

(h) publicly seek in any manner to obtain any waiver, consent under, or amendment of, any provision of this Section 8;

(i) make or issue or cause to be made or issued any public disclosure, announcement or statement (including without limitation the filing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) (i) in support of any solicitation described in Section 8(a) above (other than solicitations on behalf of the Board), or (ii) in support of any matter described in Section 8(b) or Section 8(d) above;

(j) make any request for stockholder list materials of the Company under Section 220(b) of the Delaware General Corporation Law or otherwise; or

(k) enter into any discussions, negotiations, agreements or understandings with any Person with respect to the foregoing, or advise, assist, encourage, support or seek to persuade others to take any action with respect to any of the foregoing, or act in concert with others or as part of a group (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any of the foregoing.

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Notwithstanding anything to the contrary in this Agreement, nothing in this Section 8 shall prohibit or restrict (x) Molloy from acting in his capacity as a continuing director of the Company or member of a committee of the Board, or from engaging in private discussions with the Board, any committee, any director or member of the Company management, or from requesting or receiving access to any documents or information to which a director or member of a committee is entitled under applicable law, or from being nominated by the Board or any committee of the Board as a candidate for election or appointment as a director, or otherwise limit the exercise in good faith by Molloy of his duties or rights in his capacity as a continuing director of the Company in accordance with his fiduciary duties or (y) an Original Director or his Representatives from (i) communicating privately with the Board or any of the Company’s officers regarding any matter in a manner that does not otherwise violate this Section 8, so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications (including, without limitation, in any document or report filed with the SEC), or (ii) taking any action necessary to comply with any law, rule or regulation in a manner that does not otherwise violate this Section 8. Each Original Director shall be entitled to vote shares of the Company’s common stock beneficially owned by such Original Director as he determines in his sole discretion and or tender shares of the Company’s common stock in any tender offer or exchange offer.

9. Dismissal of Litigation. Within two (2) business days after the execution and delivery of this Agreement by all Parties, the parties to the Delaware Actions will (a) file with the Supreme Court of the State of Delaware a notice of dismissal of the Appeal or a stipulation and proposed order requesting dismissal of the Appeal on the grounds the Appeal is moot, and take such other actions as may be necessary, proper, or advisable to cause the Appeal to be dismissed, and (b) file a stipulation and proposed order of dismissal in each of the Delaware Actions, with the order seeking dismissal of Thomas Wetherald v. Scott Mahoney et al., C.A. No. 2021-0194-MTZ to be with prejudice as to plaintiffs Wetherald and Welo only and without prejudice as to the Company and any of its other stockholders, and the Parties shall use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other in doing, all things necessary, proper, or advisable to obtain, as expeditiously as possible, approval of the dismissals and entry of the dismissal orders by the Court (or approval and entry of some other forms of order of the Court dismissing the Delaware Actions), including, without limitation, providing any notice to stockholders that may be required by the Court of Chancery.

10. Definitions. For purposes of this Agreement:

(a) the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act and shall include all Persons that at any time during the term of this Agreement become Affiliates or Associates of any Person referred to in this Agreement;

(b) the term “Appeal” means the appeal taken or to be taken to the Supreme Court of the State of Delaware by the defendants in Thomas Wetherald v. Scott Mahoney, et al., C.A. No. 2021-0194-MTZ relating to the Court of Chancery’s April 1, 2021 bench ruling and order concerning the record date for the consent solicitation;

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(c) the term “Consent Participant Board” means Wetherald, Welo, Thompson, McCormick and Vasnetsov, who the Consent Participants contend were elected on April 5, 2021 upon delivery of the Consents to the principal place of business of the Company;

(d) the term “Delaware Actions” means (i) the action in the Delaware Court of Chancery captioned Thomas Wetherald v. Scott Mahoney, et al., C.A. No. 2021-0194-MTZ, and (ii) the action in the Delaware Court of Chancery captioned Thomas Wetherald, et al. v. Robert Dingess, et al., C.A. No. 2021-0291;

(e) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended;

(f) the term “Original Director Board” means Dingess, Pollack, Staunton and Molloy;

(g) the terms “Person” or “Persons” mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature; and

(h) the term “Standstill Period” means the period from the date of this Agreement until the earlier to occur of (x) the 2022 annual meeting of the Company’s stockholders, and (y) September 30, 2022.

11. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard to this Agreement will be in writing and will be deemed validly given, made or served, if (i) given by email, when sent to the email address set forth below (as applicable), and receipt of such email is acknowledged, or (ii) if given by any other means, when actually received during normal business hours at the address specified in this Section 8:

(a) if to the Company:

Taronis Fuels, Inc.
24980 N. 83rd Ave., Suite 100
Peoria, AZ 85383
Attention:	Corporate Secretary

with copies to:

O’Melveny & Myers LLP
Times Square Tower
7 Times Square
New York, NY 10036
Attention:	Tobias L. Knapp
Email:	tknapp@omm.com
Telephone:	(212) 326-2061

Hogan Lovells US LLP
1601 Wewatta Street, Suite 900
Denver, CO 80202
Attention:	David Crandall
Email:	david.crandall@hoganlovells.com
Telephone:	(303) 454-2449

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(b) if to any Original Director, to the address set forth under such Original Director’s name on the signature pages hereto,

with a copy to:

O’Melveny & Myers LLP
Times Square Tower
7 Times Square
New York, NY 10036
Attention:	Tobias L. Knapp
Email:	tknapp@omm.com
Telephone:	(212) 326-2061

(c) if to the Consent Participants:

c/o Thomas Wetherald

49 Red Gate Lane

Cohasset, MA 02025

with a copy to:

Hogan Lovells US LLP
1601 Wewatta Street, Suite 900
Denver, CO 80202
Attention:	David Crandall
Email:	david.crandall@hoganlovells.com
Telephone:	(303) 454-2449

12. Specific Performance; Remedies; Venue; WAIVER OF JURY TRIAL.

(a) Each Party acknowledges and agrees that irreparable injury to the other Parties could occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury could not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that each Party will be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. Furthermore, the Parties agree that (i) any non-breaching Party will be entitled to seek injunctive and other equitable relief, without proof of actual damages; and (ii) the breaching Party agrees to waive any bonding requirement under any applicable law, in the case any other Party seeks to enforce the terms of this Agreement by way of equitable relief. This Agreement will be governed in all respects, including with respect to the validity, interpretation and effect hereof, by the laws of the State of Delaware without giving effect to the choice of law principles of such state.

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(b) The Parties (i) irrevocably and unconditionally submit to the personal jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, the federal or other state courts located in Wilmington, Delaware), (ii) agree that they will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such courts, (iii) agree that any actions or proceedings arising in connection with this Agreement or the transactions contemplated by this Agreement shall be brought, tried and determined only in such courts, (iv) waive any claim of improper venue or any claim that those courts are an inconvenient forum and (v) agree that they will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. The Parties agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11 or in such other manner as may be permitted by applicable law as sufficient service of process, shall be valid and sufficient service thereof.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF ANY SUCH PROCEEDING; (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(c)

13. Acknowledgments.

(a) Each Party acknowledges that such Party has been represented by counsel of such Party’s choice throughout all negotiations that have preceded the execution of this Agreement, and that such Party has executed the same with the advice of such counsel. Each Party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the Parties will be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is hereby expressly waived by each Party, and any controversy over interpretations of this Agreement will be decided without regard to events of drafting or preparation.

(b) Each Party acknowledges and agrees that such Party will cause his, her or its Affiliates, Associates and their respective employees and other representatives to comply with the terms of this Agreement.

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(c) Each Party acknowledges that the Company has engaged certain third party advisors and incurred fees and expenses in connection with the consent solicitation commenced in relation to the Consent Statement, and that, notwithstanding any change in the composition of the Board or otherwise resulting from this Agreement or such consent solicitation, such fees and expenses remain, until satisfied in full, the obligations of the Company. In addition, each Party acknowledges that nothing in this Agreement shall limit or prevent the Consent Participants from seeking reimbursement from the Company for their fees and expenses in connection with the consent solicitation commenced in relation to the Consent Statement.

(d) The Consent Participants acknowledge that they understand their respective obligations under applicable federal and state securities laws, and the Parties acknowledge that none of the provisions herein shall in any way limit the activities of the Consent Participants or their Representatives in their respective ordinary course of business as long as such activities do not violate applicable law (including applicable state and federal securities laws and fiduciary duties imposed under applicable law) or the obligations specifically agreed to under this Agreement.

14. Severability. If at any time subsequent to the date hereof, any provision of this Agreement is held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision will be of no force and effect, but the illegality or unenforceability of such provision will have no effect upon the legality or enforceability of any other provision of this Agreement.

15. Counterparts. This Agreement may be executed in two or more counterparts and by scanned computer image (such as .pdf), each of which will be deemed to be an original copy of this Agreement. For the avoidance of doubt, no Party shall be bound by any contractual obligation to the other Parties (including by means of any oral agreement) until all counterparts to this Agreement have been duly executed by each of the Parties and delivered to such Party (including by means of electronic delivery or facsimile).

16. No Third-Party Beneficiaries. Except as expressly set out in the second sentence of this Section 16, this Agreement is solely for the benefit of the Company, the Original Directors and the Consent Participants, and is not enforceable by any other Persons. The Parties hereby designate all Original Director Released Parties and Consent Participant Released Parties as third-party beneficiaries of Section 2(a) and Section 2(b), respectively, having the right to enforce such Sections. No Party may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, without the prior written consent of the other Parties, and any assignment in contravention hereof will be null and void.

17. No Waiver. No failure or delay by any Party in exercising any right or remedy hereunder will operate as a waiver thereof, nor will any single or partial waiver thereof preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder.

18. Entire Understanding; Amendment. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter of this Agreement. This Agreement may be amended only by an agreement in writing executed by each of the Parties.

[Signature pages follow]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date first set forth above.

THE COMPANY:

TARONIS FUELS, INC.

By:	/s/ Edward J. Fred
Name:	Edward J. Fred
Title:	Interim Chief Executive Officer

ORIGINAL DIRECTORS:

DINGESS

/s/ Robert Dingess
Robert Dingess

Address:

POLLACK

/s/ Kevin Pollack
Kevin Pollack

Address:

STAUNTON

/s/ William Staunton
William Staunton

Address:

MOLLOY

/s/ Peter Molloy
Peter Molloy

Address:

[Signature Page to Cooperation and Settlement Agreement]

CONSENT PARTICIPANTS:

WETHERALD

/s/ Thomas Wetherald
Thomas Wetherald

WELO

/s/ Tobias Welo
Tobias Welo

THOMPSON

/s/ Mary Pat Thompson
Mary Pat Thompson

MCCORMICK

/s/ Andrew McCormick
Andrew McCormick

VASNETSOV

/s/ Sergey Vasnetsov
Sergey Vasnetsov

[Signature Page to Cooperation and Settlement Agreement]

Exhibit A

Form of Written Consent

[see attached]

Exhibit B

Press Release

[see attached]